EXHIBIT 10.3


                            OLD LINE BANCSHARES, INC.
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement is entered into as of the ___ day of _____, 2003 by and between Old Line Bancshares, Inc. (the "Company"), a Maryland corporation, and _________________________ ("Grantee").

                                    ARTICLE 1
                                   DEFINITIONS

         Definitions. As used in this Agreement, in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         (a) "Agreement" shall mean this Stock Option Agreement and shall include the applicable provisions of any Plan which are hereby incorporated into and made a part of the Agreement.

         (b) "Common Stock" shall mean Shares of common stock of the Bank, par value $10.00 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 6 of the Plan.

         (c) "Exercise Date" shall mean the date on which the Bank receives the written notice required under Section 3.2 of this Agreement that Grantee has exercised the Option.

         (d) "Option" shall mean an option to acquire Common Stock that is granted pursuant to, as contemplated by or is evidenced by this Agreement.

         (e) "Option Price" shall mean the price per share of Common Stock at which the Option may be exercised.

         (f) "Plan" shall means the Old Line Bank 1990 Incentive Stock Option Plan (the "1990 Plan") and/or the 2001 Old Line Bank Incentive Stock Option Plan, as amended (the "2001 Plan"), copies of which are attached hereto as Exhibit B.

                                    ARTICLE 2
                                 GRANT OF OPTION

         Section 2.1 Grant of Nonqualified Stock Options.
         ------------------------------------------------

         (a) The Bank, pursuant to the 1990 Plan, has granted the Grantee the following Options: Grant Date Number of OptionsExercise Price First Exercisable



         (b) The Bank, pursuant to the 2001 Plan, has granted the Grantee the following Options:

   Grant Date      Number of Options     Exercise Price      First Exercisable



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         (c) In addition, the Bank hereby grants to Grantee, as of December 31 of each year, beginning December 31, 2003, assuming Grantee is a director of the Bank on such date and assuming options are available for issuance under the 2001 Plan on such date, Options to purchase 250 shares of Common Stock. The Option Price shall be set forth on Exhibit C, and a copy of Exhibit C, as updated, shall be sent to the Grantee no less than annually. Notwithstanding the foregoing, prior to any December 31, the Board of Directors of the Bank may amend or remove this Section 2.1(c) in its sole discretion and the Grantee shall have no rights with respect to this Section 2.1(c) with respect to any Options which have not then been granted.

         Section 2.2 Term of Option. The Option granted pursuant to Sections 2.1 shall expire on the tenth anniversary of their grant date, unless such Option terminates earlier pursuant to other provisions of this Agreement. Notwithstanding the foregoing, all Options granted on May 25, 2001 shall terminate on December 31, 2010.

                                    ARTICLE 3
                               EXERCISE OF OPTION

         Section 3.1 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Board of Directors in such form as the Board of Directors may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. In addition, for so long as the shares subject to the Plan are not registered under the Securities Act of 1933, as amended, or otherwise exempt from such registration, such notice shall be accompanied by a written statement that the shares are purchased for investment and not with a view to distribution and acknowledgment of restrictions on the transferability of the shares. Payment of the Option Price shall be made as provided in the Plan. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. A form of notice is attached hereto as Exhibit A.

         Section 3.2 Issuance of Shares and Payment of Option Price Upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of this Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Bank shall issue to Grantee the number of shares of Common Stock paid for, in the form of fully paid and non-assessable Common Stock.

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                                    ARTICLE 4
                              TERMINATION OF OPTION

         All Options shall terminate on the first anniversary of the effective date of termination of the Grantee's service on the Board of Directors.

         In the event of the death of the Grantee while a director of the Bank or if the Grantee shall die within three (3) months after ceasing to be a director of the Bank, all Options granted to him as contemplated by this Agreement and not theretofore exercised by him or expired shall be exercisable by the estate of the Grantee or by any person who acquired such option by bequest or inheritance from the Grantee, at any time within one (1) year after the death of the Grantee. References hereinabove to the Grantee shall be deemed to include any person entitled to exercise the option after the death of the Grantee under the terms of this section.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Bank or any affiliate and Grantee, or as a contractual right of Grantee to continue in the employ or as a director of the Bank or any affiliate, or as a limitation of the right of the Bank or an affiliate to remove Grantee at any time.

         Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him or her upon the due exercise of the Option.

         Section 5.3 Agreement Subject to Charter and By-Laws. This Agreement is subject to the Charter and By-Laws of the Bank, and any applicable federal or state laws, rules or regulations.

         Section 5.4 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

         Section 5.5 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 5.6 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Bank or an affiliate, and to the Bank for the attention of its Secretary at its principal office.

         Section 5.7 Tax Withholding. The Bank shall have the right to deduct from all Options granted any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such grants. In addition, the Bank shall have the right to require a Grantee, upon grant or


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exercise of an option, to pay to the Bank the minimum amount of any federal or state taxes, including payroll taxes, if any, that the Bank is required to withhold.

                                    ARTICLE 6
                               SCOPE OF AGREEMENT

         Section 6.1 Entire Agreement; Modification. The Agreement, along with the Plan, contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes are prior agreements or understandings between the parties with respect to Options described in this Agreement. This Agreement may not be modified or amended except as provided in the Plan or in a written document signed by each of the parties hereto.

         Section 6.2 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. In the event of any inconsistencies between this Agreement and the Plan, the Plan shall control.

         Section 6.3 Counterparts. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         Section 6.4 Acknowledgment. BEFORE SIGNING HEREUNDER, THE GRANTEE SHOULD READ AND THOROUGHLY REVIEW THE PLAN ATTACHED HERETO AS EXHIBIT B. BY SIGNING HEREUNDER, THE GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN AND REPRESENTS THAT GRANTEE HAS READ AND THOROUGHLY REVIEWED THE PLAN.

         Section 6.5 Holding Company Formation. In the event the Bank is reorganized into a holding company structure, all Options granted hereunder shall, to the extent permitted by applicable law, become options of the holding company, and the Grantee agrees to execute such documents and take such actions as the Bank may reasonably request in connection with any such transaction.





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         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:                                     OLD LINE BANCSHARES, INC.


                                                     By:
-----------------------                              -----------------------


WITNESS:                                             GRANTEE

-----------------------                              -----------------------





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                                    EXHIBIT A


Old Line Bank
2995 Crain Highway
P.O. Box 1890
Waldorf, Maryland 20604

Ladies and Gentlemen:

         I hereby exercise the Option granted to me on ___________________ , by Old Line Bank (the "Bank"), subject to all the terms and provisions thereof and of the Old Line Bank ____ Incentive Stock Option Plan, as amended (the "Plan"), and notify you of my desire to purchase shares of Common Stock of the Bank at a price of $ ___________ per share pursuant to the exercise of said Option.


Total Amount Enclosed: $
                        ------------


Date:                                                    (Optionee)
     -------------------          -----------------------



                                  Print Name



                                  Received by Old Line Bank on
                                                               -------

                                  By:
                                     ------------------------


                                     ------------------------
                                        Print Name




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                                    EXHIBIT B

                                  COPY OF PLAN

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                                    EXHIBIT C

Date of Grant                                                       Option
                                     Price                  No. of Options